Exhibit 99.2

INVESTOR AND MEDIA CONTACT:

Matthew Skelly

847-484-4573

Investor.Questions@FBHS.com

FORTUNE BRANDS ANNOUNCES $500 MILLION SHARE REPURCHASE AUTHORIZATION AND DECLARES QUARTERLY DIVIDEND

DEERFIELD, IL. – Sept. 21, 2020 – Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced that its Board of Directors authorized the repurchase of up to $500 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The purchases, if made, will occur from time to time depending on market conditions.

Additionally, the Board declared a quarterly cash dividend of $0.24 per common share. The dividend is payable on December 16, 2020, to stockholders of record as of the close of business on November 27, 2020.

“The new share repurchase authorization and dividend demonstrate our commitment to long-term value creation, even amidst a challenging environment. Additionally, they signal the board’s confidence in our ability to continue executing our business strategies in an uncertain landscape,” said Patrick Hallinan, chief financial officer, Fortune Brands. “As we continue to protect the health and safety of our associates, we are managing our balance sheet to provide financial flexibility to capture future growth.”

The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until September 21, 2022 and may be suspended or discontinued at any time.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., creates products and services that fulfill the dreams of home. The Company's operating segments are Plumbing, Cabinets, and Doors & Security. Its trusted brands include Moen, Riobel, Perrin & Rowe, Shaws, Victoria + Albert and Rohl under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems, Fiberon composite decking and Master Lock and SentrySafe security products in the Doors & Security segment. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is a Fortune 500 Company and part of the S&P 500 Index. For more information, please visit www.FBHS.com. To learn more about how Fortune Brands is embracing and accelerating its environmental, social and governance duties, please visit our ESG section and report at www.FBHS.com/global-citizenship.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our brands, and other matters.

Statements preceded by, followed by or that otherwise include the words “believes,” “positioned,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, both filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Source: Fortune Brands Home & Security, Inc.

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